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                                                                    Exhibit 99.1

                        Vitex and Pall Modify Partnership

          -- New Agreement to Advance INACTINE(TM) Commercialization --

Watertown, MA and East Hills, NY (August 7, 2002) -- V.I. Technologies, Inc. (Vitex) (Nasdaq: VITX) and Pall Corporation (NYSE: PLL) announced today the modification of their worldwide collaboration for the INACTINE(TM) red blood cell pathogen inactivation system. Driven by the recent receipt of FDA approval to commence pivotal Phase III clinical trials in the United States, this modification seeks to accelerate clinical development and broaden geographic distribution in the United States and other international markets through the establishment of agreements with additional distribution partners.

As part of this modification, Pall will relinquish its exclusive worldwide distribution rights in return for a cap on its financial commitments to the program and a royalty per unit sold following commercialization. During the next twelve months, Vitex will assume sole responsibility for establishing additional partnership agreements designed to broaden geographic distribution capability for the INACTINE(TM) red cell system. At the end of the one-year period Pall will have the option of reverting to its exclusive marketing rights in any territories not covered by new partnerships in return for foregoing its potential royalty and committing to a future stream of R&D payments.

The key terms of the agreement include:

o Vitex will continue to work aggressively on the R&D and clinical program while collaborating with Pall on priorities and on technical initiatives. In particular, Pall and Vitex will ensure that INACTINE(TM) technology and Pall filters, solutions and blood bags are compatible in each country where the technology is licensed. Pall filters will be used exclusively in the INACTINE(TM) system.

o Pall will fund the upcoming $4,000,000 equity milestone upon enrollment of the first patient in the Phase III trials.

o Pall will extend a one-year $5,000,000 revolving credit facility to Vitex. The amount of this facility approaches Pall's financial support over the past year.

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o    Vitex will retain all proceeds from new partnerships including upfront rights fees, milestone payments and ongoing royalties or profit sharing.

o Jeremy Hayward-Surry, President of Pall, will continue to serve on the Vitex Board of Directors.

John Barr, Vitex's President and CEO commented, "We believe that the INACTINE(TM) system holds the potential to be the worldwide standard for red blood cell pathogen inactivation. With the recent receipt of FDA approval to initiate the pivotal Phase III program, Vitex's clinical development program is ready to shift into high gear in Europe and Japan. While Pall's involvement and support continues to be an important element in the overall path to market, we welcome the opportunity to discuss possible areas for collaboration on the INACTINE(TM) red cell system with additional corporate partners in these and other geographies.

We now have an excellent opportunity to add new partners complementary to Pall's and Vitex's capabilities. We would expect new partners to bring financial, distribution and technical resources to help ensure our success around the world. Given the late stage nature of the program, we believe this also provides a window for non-dilutive funding for the INACTINE(TM) program."

Eric Krasnoff, Pall's Chairman and CEO, added, "We are committed to the rapid commercialization of the INACTINE(TM) program. Pall and Vitex have worked successfully to bring the technology to pivotal Phase III clinical trials. Our goal now is to spur widespread and early adoption of the technology globally.

We believe this can be best achieved by a broader group of distribution partners and by having a single company, Vitex, responsible for advancing this strategy. Modifying our partnership was an essential first step in the process. Further, by capping our financial commitment to Vitex over the next year commensurate with our role in the project we are positioned to do what is in the best interest of both Vitex and of Pall's investment in the Company."

About Vitex

Vitex is developing products designed to improve the safety of the world's blood supply. The Company's revolutionary INACTINE(TM) technology is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prions, while

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preserving the therapeutic properties of red blood cells. The technology works by binding to the RNA or DNA of the pathogen. Once bound, the compound forms an irreversible bond to the pathogenic nucleic acid, preventing replication and thereby "killing" the pathogens. The Company's lead product is INACTINE(TM) Pathogen Inactivation of red blood cells. The Company continues to report on its rapid progress in demonstrating the system's ability to meet the three critical requirements for commercial success with a pathogen reduction system: broad pathogen kill, a wide safety margin for the patient, and maintenance of the therapeutic properties of the red blood cell. Over 40 million red cell units are transfused annually in the US, Europe and Japan, representing an over $4 billion market opportunity. The Company currently has relationships with Pall Corporation, Haemonetics Corporation, and Amersham Pharmacia Biotech. In collaboration with Oxford University, Vitex is developing a diagnostic test for pathogenic prions using aptamer technology. In their pathogenic form, prions cause "Mad Cow Disease" in cows, or variant Creutzfeldt-Jakob Disease in humans, which is 100% fatal and for which no therapy or diagnostic currently exists. For more information on Vitex, please visit our Web site at: www.vitechnologies.com.

About Pall Corporation

Pall Corporation is the global leader in the rapidly growing fields of filtration, separations and purification. Pall's business is organized around two broad markets: Life Sciences and Industrial. The Company provides leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceuticals, transfusion medicine, semiconductors, municipal drinking water and aerospace. Pall is actively developing partnerships with companies that provide complementary services and technologies. Total revenues are $1.5 billion, after giving effect to the FSG acquisition. The Company is headquartered in East Hills, New York and has major operations in more than 30 countries. Further information is available at http://www.pall.com.

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. With respect to Pall Corporation, such risks and uncertainties include, but are not limited to: fluctuations in foreign currency exchange rates; regulatory approval and market acceptance of new technologies; changes in product mix and product pricing and in interest rates and cost of raw materials; the Company's success in enforcing its patents and protecting its proprietary products and manufacturing techniques and in integrating the operations of FSG into the Company's existing business; global and regional

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economic conditions and legislative, regulatory and political developments; and
domestic and international competition in the Company's global markets. With respect to V.I. Technologies, Inc., such risks and uncertainties include but are not limited to quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the company's products, the impacts of competitive products and pricing, government regulation of the company's products. Additional information regarding these and other factors for both companies is included in each Company's reports filed with the U.S. Securities and Exchange Commission. Copies of such reports can be obtained, without charge, at: http://www.sec.gov.

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